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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          BEDDING DISCOUNT CENTER INC.
                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW



                  The undersigned, being the holder of all the outstanding shares of BEDDING DISCOUNT CENTER INC. (the "Corporation") entitled to vote hereon, does hereby certify as follows:

                  1. The name of the Corporation is BEDDING DISCOUNT CENTER INC.

                  2. The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on the 4th day of October, 1957.

                  3. The Certificate of Incorporation, as heretofore amended, is hereby amended or changed to effect one or more of the amendments or changes authorized by the Business Corporation Law, to wit:

                           (a)      To effect a change in corporate name.

                           (b)      To expand the purposes of the Corporation.

                           (c)      To amend the provision regarding the address
of the Corporation.

                           (d)      To change (i) 200 shares of Class  A  Voting
Common Stock with no par value ("Class A Common Stock") and 200 shares of Class B Non-Voting Common Stock with no par value ("Class B Common Stock") into 10,000,000 shares of Common Stock with a par value




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of $.01 per share,  (ii) to change 50 issued  shares of Class A Common Stock and
50 issued shares of Class B Common Stock into 100 issued shares of Common Stock with a par value of $.01 per share, the rate of change being one for one, (iii) to change 150 shares of unissued Class A Common Stock and 150 shares of unissued Class B Common Stock into 9,999,900 shares of Common Stock with a par value of $.01 per share, the rate of change being 33,333 shares of Common Stock with a par value of $.01 per share for each currently authorized, but unissued share of Class A Common Stock and Class B Common Stock, and (iv) to authorize 5,000,000 shares of Preferred Stock with a par value of $.01 per share.

                           (e)      To provide that the  Corporation's  Board of
Directors shall be authorized to issue the Preferred Stock in series, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series.

                           (f)       To provide for indemnification of directors
and officers, that the Corporation shall have the power to purchase and maintain insurance for such indemnification and limit the liability of directors to the Corporation or its shareholders.

                           (g)       To  provide  that no  holder  of any of the
shares of any class, and no holder of any of the shares of any series of any class, of the Corporation shall have any preemptive rights.

                  4.       To accomplish the foregoing amendments:

                           (a)      Article  First  relating  to the name of the
Corporation, Article Second relating to the purposes of the Corporation, Article Third relating to the address of the Corporation and Article Fourth relating to the capital stock of the Corporation are amended to read as set forth


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in the  same  numbered  Articles  of the  Certificate  of  Incorporation  of the
Corporation as hereinafter restated.

                  (b) New Article Fifth relating to the designation of the Secretary of State as agent for service of process of the Corporation, new Article Sixth relating to preemptive rights of shareholders and new Article Seventh relating to indemnification of directors and officers are added as set forth in the Certificate of Incorporation of the Corporation as hereinafter restated.

                  5. The text of the Certificate of Incorporation of the Corporation is hereby restated as further amended or changed herein to read in its entirety as follows:

                          "CERTIFICATE OF INCORPORATION
                                       OF
                                 SLEEPY'S, INC.

                  FIRST: The name of the Corporation is SLEEPY'S,  INC.

                  SECOND: The purposes for which the Corporation is formed are as follows:

                           To engage in any  lawful  act or  activity  for which
                  corporations may be organized under the New York Business Corporation Law, provided that the Corporation is not formed to engaged in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                  THIRD: The office of the Corporation within the State of New York shall be located in the County of Nassau.

                  FOURTH: The aggregate number of shares which the Corporation is authorized to issue is 15,000,000 shares, consisting of 10,000,000 shares of Common Stock of the par value of $.01 per share and 5,000,000 shares of Preferred Stock of the par value of $.01 per share.


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                  The relative rights, preferences and limitations of the shares of each class of capital stock are as follows:

                  (a)      Common Stock.

                  (1) Subject to the rights of any other class or series of stock, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  (2) Subject to such rights of any other class or series of securities as may be granted from time to time, the holders of shares of Common Stock shall be entitled to receive all the assets of the Corporation available for distribution to shareholders in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, ratably, in proportion to the number of shares of Common Stock held by them. Neither the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation nor the sale, lease, exchange or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the assets of the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation

                  (3)      Common Stock shall not be subject to redemption.

                  (4) Subject to such voting rights of any other class or series of securities as may be granted from time to time pursuant to this Certificate of Incorporation, any amendment thereto, or the provisions of the laws of the State of New York governing business corporations, voting rights shall be vested exclusively in the holders of Common Stock. Each holder of Common Stock shall have one vote in respect of each share of such stock held.

                  (b) Preferred Stock. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the New York Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (1) the number of shares constituting that series and the distinctive designation of that series;

                  (2) whether the holders of shares of that series shall be entitled to receive dividends and, if so, the rates of such dividends, conditions under which and times such dividends may be declared or paid, any preference of any such dividends to, and the relation to, the dividends payable on any other class or classes of stock or any other series of the same class and whether dividends shall be cumulative or non-cumulative and, if cumulative, from which date or dates;

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                  (3)  whether  the holders of shares of that series have voting rights in addition to the voting rights provided by law and, if so, the terms and conditions of exercise of such voting rights;

                  (4) whether shares of that series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof, including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices of or the rate or rates at which shares of such series shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

                  (5) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (6) whether the shares of that series shall be subject to the operation of a retirement or sinking fund and, if so subject, the extent to and the manner in which it shall be applied to the purchase or redemption of the shares of that series, and the terms and provisions relative to the operation thereof;

                  (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and any presence of any such rights to, and the relation to, the rights in respect thereto of any class or classes of stock or any other series of the same class; and

                  (8) any other relative rights, preferences and limitations of that series;

provided, however, that if the stated dividends and amounts payable on liquidation with respect to shares of any series of the Preferred Stock are not paid in full, the shares of all series of the Preferred Stocks shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets (other than by way of dividends) in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

                  FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom any process in any action or proceeding against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is: Sleepy's, Inc., 175 Central Avenue South, Bethpage, New York 11714, Attn: Mr. Harry Acker.

                  SIXTH: No holder of any of the shares of any class, and no holder of any of the shares of any series of any class, of the Corporation shall have any preemptive rights and, as such, no holder of any of the shares of any class, and no holder of any of the shares of any series of any class, of the Corporation shall be entitled as of right to subscribe for, purchase or otherwise acquire

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any  shares  of any  class,  or  shares  of any  series  of  any  class,  of the
Corporation that the Corporation proposes to issue or any rights or options that the Corporation proposes to grant for the purchase of shares of any class, or shares of any series of any class, of the Corporation or for the purchase of any shares, bonds, securities or obligations of the Corporation that are convertible into or exchangeable for, or that carry any rights to subscribe for, purchase or otherwise acquire shares of any class, or shares of any series of any class, of the Corporation, and any and all such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

                  SEVENTH: (a) The Corporation shall be permitted to indemnify, and advance expenses to, any officer, director or other person to the fullest extent from time to time permitted by law, and, to the extent consistent therewith, shall indemnify or advance expenses to any such officer, director or other person to the fullest extent required by or pursuant to any present or future by-law of the Corporation, agreement approved by the Board of Directors, or resolution of shareholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board of Directors is hereby authorized.

                            (b) A director  of  the  Corporation  shall  not  be
personally liable to the Corporation or its shareholders for damages for any breach of duty as a director; provided that, except as hereinafter provided, this Section SEVENTH shall neither eliminate nor limit liability: (a) if a judgment or final adjudication adverse to the director establishes that (i) the director's acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled, or (iii) the director's acts violated Section 719 of the New York
Business Corporation Law; or (b) for any act or omission prior to the effectiveness of this Section SEVENTH. If the Corporation hereafter may by law be permitted to further eliminate or limit the personal liability of directors, then pursuant hereto the liability of a director of the Corporation shall, at such time, automatically be further eliminated or limited to the fullest extent permitted by law. Any repeal of or modification to the provisions of this Section SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Section SEVENTH immediately prior to such repeal or modification."



                  6. The amendments to, and restatement of, the Certificate of Incorporation of the Corporation herein provided for were authorized by the unanimous written consent of the Board of Directors of the Corporation and the holder of all the outstanding shares of the Corporation's Common Stock entitled to vote hereon.


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                  IN WITNESS  WHEREOF,  I have subscribed this document this 5th day of June, 1995, and do hereby affirm, under penalty of perjury, that the statements contained herein have been examined by me and are true and correct.


                                                /s/ DAVID ACKER
                                   ---------------------------------------------
                                   DAVID ACKER, as trustee of the Harold
                                   Acker Irrevocable Trust dated December 27, 1995, the sole shareholder of the Corporation


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